UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONICWALL, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA                                                                                                77-0270079
         (State of incorporation)                                                                 (I.R.S. Employer Identification No.)

1143 Borregas Avenue
Sunnyvale, CA 94089
(Address of Principal Executive Offices including Zip Code)

2008 EQUITY INCENTIVE PLAN
2008 INDUCEMENT EQUITY INCENTIVE PLAN
(Full Titles of the plans)

Frederick M. Gonzalez
Vice President, General Counsel and Corporate Secretary
SONICWALL, INC.
1143 Borregas Avenue
Sunnyvale, CA 94089
(408) 745-9600
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “Large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer           ☐                                                                                                           Accelerated filer     ☒
Non-accelerated filer   ☐ (Do not check if a smaller reporting company)                           Smaller reporting company      ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, without par value	1,300,000 shares (2)	$6.60	$8,573,500	$336.94

(1)
Pursuant to Rule 416 (a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Incentive Plan and 2008 Inducement Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock effected without the Registrant’s receipt of consideration.

(2)
Includes all shares currently authorized under the Registrant’s 2008 Equity Incentive Plan (the “2008 Equity Plan”) and the Registrant’s 2008 Inducement Equity Incentive Plan (the “2008 Inducement Plan”), as detailed in the chart below.

(3)
Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices per share of the Company’s common stock as reported on the Nasdaq Global Market System on September 2, 2008, which was $6.60 per share. The following chart illustrates the calculation of the registration fee:

Securities	Number of Shares	Offering Price per Share	Aggregate Offering Price
Common stock, no par value: reserved for issuance under the 2008 Equity Incentive Plan	800,000	$6.60	$5,276,000
Common stock, no par value: reserved for issuance under the 2008 Inducement Equity Incentive Plan	500,000	$6.60	$3,297,500
Total	1,300,000	$6.60	$8,573,500
Registration Fee			$336.94

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1: Plan Information *

Item 2: Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

The following documents filed by the registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(1)
SonicWALL, Inc.’s (the “Company” or the “Registrant”) Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 10, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008 pursuant to Section 13 of the Exchange Act.

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 6, 2008 pursuant to Section 13 of the Exchange Act.

(4)
The Company’s Current Reports on Form 8-K, filed with the Commission on January 10, 2008, February 12, 2008, February 15, 2008, April 10, 2008 and June 16, 2008 pursuant to Section 13 of the Exchange Act. The Company specifically excludes from incorporation such information that has been furnished and not filed pursuant to Item 2.02 of the Company’s Current Reports on Form 8-K filed with the Commission on February 6, 2008, April 29, 2008 and July 29, 2008 pursuant to Section 13 of the Exchange Act.

(5)	All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 2007 covered by the Company’s filing referred to in paragraph (1) above.

(6)	The description of the Company’s common stock contained in the Company’s registration statement on the Form 8-A as filed pursuant to Section 12(g) of the Exchange Act on October 19, 1999.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by references in this registration statement and to be part thereof from the date of filing such documents.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4: Description of Securities

Not Applicable.

Item 5: Interests of Named Expert and Counsel

Not Applicable.

Item 6: Indemnification of Directors and Officers

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Article V of the Registrant’s Amended and Restated Articles of Incorporation provides for indemnification of directors and officers to the maximum extent permitted by California law.  Pursuant to the authority provided by its Amended and Restated Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Registrant, and providing for certain other protections.

Article VI of the Registrant’s Bylaws provides (subject to certain limitations) for indemnification to the maximum extent permitted by the Corporations Code of California of agents of the Registrant, including officers and directors, who were or are parties to any action or proceeding against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with all threatened, pending or completed actions or proceedings, including civil, criminal, administrative and investigative actions and proceedings that arise by reason of the fact that any such persons are or were agents of the Registrant.

The Registrant also maintains an insurance policy insuring its directors and officers against liabilities for certain acts and omissions while acting in their official capacities.

Item 7: Exemption from Registration Claimed

Not Applicable.

Item 8: Exhibits

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.
10.1(1)	SonicWALL, Inc. 2008 Equity Incentive Plan
10.2(2)	SonicWALL, Inc. 2008 Inducement Equity Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on June 16, 2008.

(2)	Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on June 16, 2008.

Item 9: Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 5, 2008.

SonicWALL, Inc.

Date: September 5, 2008	By:
Robert D. Selvi
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Selvi and Frederick M. Gonzalez, each of them, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Matthew Medeiros Matthew Medeiros	President and Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2008
/s/ Robert D. Selvi Robert D. Selvi	Chief Financial Officer (Principal Financial Officer)	September 5, 2008
/s/ Robert B. Knauff Robert B. Knauff	Chief Accounting Officer (Principal Accounting Officer)	September 5, 2008
/s/ John C. Shoemaker John C. Shoemaker	Chairman of the Board	September 5, 2008
/s/ Charles W. Berger Charles W. Berger	Director	September 5, 2008
/s/ David W. Garrison David W. Garrison	Director	September 5, 2008
/s/ Charles D. Kissner Charles D. Kissner	Director	September 5, 2008
/s/ Edward F. Thompson Edward F. Thompson	Director	September 5, 2008
/s/ Cary H. Thompson Cary H. Thompson	Director	September 5, 2008
/s/ Clark H. Masters Clark H. Masters	Director	September 5, 2008

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.
10.1(1)	SonicWALL, Inc. 2008 Equity Incentive Plan
10.2(2)	SonicWALL, Inc. 2008 Inducement Equity Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on June 16, 2008.

(2)	Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the Commission on June 16, 2008.